UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 3, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported on Form 8-K, on April 27, 2010, Michael Gulett resigned as President and Chief Executive Officer of Ikanos Communications, Inc., (the “Company”) and as a member of the Company’s Board of Directors effective immediately.

On May 3, 2010, the parties entered into a separation agreement in which Mr. Gulett agreed to release all claims he has or may have against the Company in exchange for the following consideration :

•	Payments totaling $800,000 (an amount equal to Mr. Gulett’s annual salary and 100% of his on-target bonus for 2010) paid in equal installments over the twelve-month period following April 27, 2010.

•	Accelerated vesting of 312,500 options to purchase shares of the Company’s common stock, representing the options that would have vested between April 28, 2010 and April 27, 2011.

•	Mr. Gulett was given a total of one year after his termination date to exercise the options, provided that he not sell more than 50,000 shares underlying those options in a single day.

•	The Company’s agreement to repurchase 50,000 shares of stock issued to Mr. Gulett as part of his incentive compensation for 2009.

•	The shares will be repurchased at $2.68/share, the closing price on NASDAQ on the day the stock was awarded to Mr. Gulett.

•	Payment of the premiums associated with continuation of group health insurance, as provided by the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to one year.

A copy of the complete agreement is being filed herewith as Exhibit 99.1 and is incorporated by reference, and the description thereof contained in the Form 8-K is qualified in all respects by the terms and provisions of the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Separation and Release Agreement between Michael Gulett and the Company executed May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010

IKANOS COMMUNICATIONS, INC.

By:	/S/ NOAH D. MESEL
Noah D. Mesel Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation and Release Agreement between Michael Gulett and the Company executed May 3, 2010.

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